UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
September 11, 2008
Date of Report (Date of earliest event reported)
Cuisine Solutions, Inc.
(Exact name of registrant as specified in its charter)

DE	001-32439	52-0948383

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

85 S. Bragg St. Suite 600, Alexandria, VA	22312

(Address of principal executive offices)	(Zip Code)
703-270-2900
Registrant’s telephone number, including area code

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review
Signatures

Item 4.02  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)

On September 11, 2008, in connection with the year-end accounting procedures of Cuisine Solutions, Inc. (the “Company”), management and the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company determined that there were errors in the calculation of deferred tax assets for the fiscal year ended June 30, 2007 and has concluded that the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 should not be relied upon.  The Audit Committee has discussed the matters disclosed in this Report with the Company’s independent registered public accounting firm, BDO Seidman, LLP.

The errors in calculating deferred taxes were caused when the Company improperly recorded certain windfall tax benefits from options exercised during fiscal years 2005, 2006 and 2007.  This resulted in recognizing windfall tax benefits (tax-effected) in the amount of $1,819,000 that erroneously reduced income tax expense in fiscal year 2007 upon the release of the valuation allowance.  There was no impact to cash or income from operations in the fiscal 2007 consolidated financial statements as a result of this change.

Prior to the Company’s adoption of Statement of Financial Accounting Standards 123R, Share Based Payment (“FAS 123R”) in fiscal year 2006, the proper accounting treatment of the windfall tax benefits was to include the amount of any such benefit in the deferred tax assets and in the valuation allowance.  Upon release of the valuation allowance, the amount related to the windfall tax benefits would increase stockholders’ equity in accordance with FAS 109, paragraphs 36(c) and 48.  Following the adoption of FAS 123R, however,  the amount of the windfall tax benefits is not recognized until the tax deduction actually reduces taxes payable.

The Company erroneously included the windfall tax benefit from options exercised in fiscal years 2005, 2006 and 2007 in its deferred tax assets.  Upon release of the valuation allowance in the fourth quarter of 2007, the Company improperly recorded a tax benefit of $1,819,000 related to the windfall tax benefits from options exercised in fiscal years 2005, 2006 and 2007 and failed to record an increase in paid in capital relating to options exercised during these periods.  To correct these errors in the fiscal year 2007 financials, the Company has reduced the tax benefit by $1,819,000, increased additional paid-in capital by $314,000 and decreased total deferred tax assets by $1,505,000.

 Accordingly, the audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2007 should not be relied upon. The Company intends to effect the restatement through promptly filing an amended Annual Report on Form 10-K for the fiscal year ended June 30, 2007.

Impact on Previously Issued Financial Statements

The following table summarizes the impact of the restatement for the fiscal year ended June 30, 2007:

BALANCE SHEET CHANGES	As Reported June 30, 2007	Adjustment	As Restated June 30, 2007
Deferred tax assets	$ 0	$ 680,000	$ 680,000
TOTAL CURRENT ASSETS	22,707,000	680,000	23,387,000
Deferred tax assets, net	7,069,000	(2,185,000)	4,884,000
TOTAL ASSETS	$ 42,820,000	$ (1,505,000)	$ 41,315,000

TOTAL CURRENT LIABILITIES	$ 12,073,000	$ 0	$ 12,073,000

TOTAL LIABILITIES	18,195,000	0	18,195,000

Additional paid-in capital	27,934,000	314,000	28,248,000
Accumulated deficit	(4,583,000)	(1,819,000)	(6,402,000)
TOTAL STOCKHOLDERS' EQUITY	24,625,000	(1,505,000)	23,120,000
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 42,820,000	$ (1,505,000)	$ 41,315,000

STATEMENT OF INCOME CHANGES
Provision for income tax benefit (expense)	$ 7,068,000	$ (1,819,000)	$ 5,249,000
Income from continuing operations	10,427,000	(1,819,000)	8,608,000
Net Income	$ 10,544,000	$ (1,819,000)	$ 8,725,000
Per common share data
Basic earnings:
Income from continuing operations	$ 0.63	$ (0.11)	$ 0.52
Income (loss) from discontinued operations	0.01	-	0.01
Net income	$ 0.64	$ (0.11)	$ 0.53
Diluted earnings:
Income from continuing operations	$ 0.57	$ (0.10)	$ 0.47
Income (loss) from discontinued operations	0.01	-	0.01
Net income	$ 0.58	$ (0.10)	$ 0.48

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cuisine Solutions, Inc.
Date: September 16, 2008	By:	/s/ Ronald Zilkowski
Ronald Zilkowski
Chief Financial Officer